MERCHANT HOUSE GROUP, plc

133 EBURY STREET, LONDON, SW1W 9QU

December 20, 2002

Dear Sirs:

We offer to place at your disposal a loan of $50,000 (fifty thousand dollars) (the "Loan") on the following terms and conditions;

1. DEFINITIONS

"Indebtedness" means the Loan together with all interest thereon and all other sums whether actual or contingent now or hereafter due owning or incurred from the Borrower to the Lender

"The Borrower" Harrell Hospitality Group, Inc.

"The Lender" Merchant House Group, plc

2. DRAWINGS

The borrower has drawn and the Lender has advanced the Loan.

3. REPAYMENT

The Borrower shall repay the Loan together with all Indebtedness on demand subject to 30 days notice. The term of the loan is for an initial period of 90 days. The Borrower may repay the loan at any time with no termination penalty subject to payment of all outstanding interest at the date of repayment.

4. INTEREST

4.1 Interest at the rate of 8 per cent per annum shall accrue on the Loan and calculated both before and after demand or judgment on a daily basis and a year of 365 days. Such interest to be paid quarterly in arrears.

4.2 On the repayment of the loan, all accrued interest shall be paid.

5. UNDERTAKINGS

5.1 The Borrower will:

5.1.1 for so long as the Indebtedness remains owing by the Borrower to the Lender keep the Lender informed to such extent and in such form and detail as the Lender may from time to time require;

5.1.2 not, without the prior written consent of the Lender sell, transfer, lend or otherwise dispose of (in any such case otherwise than in the ordinary course of trading) the whole or any substantial part of its business or assets, or make any change in the nature of the business of the Borrower for the time being and from time to time.

5.2 The Borrower warrants that it has the power to enter into and carry out the terms of this Letter.

6. LEGAL COSTS AND EXPENSES

The Borrower will reimburse the Lender on demand for all expenses (including legal expenses) and ll VAT thereon incurred by the Lender in connection with the negotiation, preparation and signature of this Letter , and will reimburse the Lender on demand for all expenses 9including legal expenses) and all VAT thereon incurred by the Lender in suing for or recovering any sum due to the Lender under this Letter or otherwise in protecting or enforcing its rights under this Letter.

7. SECURITY

The loan is secured against the Borrower's holdings of the ordinary shares of New Opportunities Investments Trust plc

8. NOTICES

Any notice or other communication required to be given shall be addressed and delivered to the lender and the Borrower at their registered office or, in either such case, at such other address as may be notified by one party to the other from time to time for this purpose.

8.1 A notice shall be deemed to have been duly given:

8.1.1 if sent by first class prepaid post within the united Kingdom, two weekdays after the time when the demand was put in the post (and in proving delivery it should be sufficient to prove that the same was properly addressed and put in the post); or

8.1.2 if sent by airmail, five weekdays after the time when the demand was put in the post (and in proving delivery it shall be sufficient to prove that the same was properly addressed and put in the post); or

8.1.3 if sent by fax, at the time of dispatch.

9. DEFAULT

In the even that repayment is not made within 30 days of the first demand by the Lender the Security will be transferred to the account of the lender within 7 days

10. ASSIGNMENT

The Borrower may not assign or transfer any of its rights or obligations under this Letter without the prior written consent of the Letter.

11. LAW

This Letter and the contract arising out of the Borrower's acceptance of the facility on the terms and conditions set out in this Letter, shall be governed by and construed in all respects in accordance with the laws of England.

Yours faithfully,

//Peter Cotgrove//

Peter Cotgrove

for and on behalf of

MERCHANT HOUSE GROUP PLC

We accept the Loan on the terms and conditions set out in this Letter.

//Paul L. Barham//

Paul L. Barham

for and on behalf of

HARRELL HOSPITALITY GROUP, INC.